Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED TERMINALLING SERVICES AGREEMENT

This First Amendment to that certain Second Amended and Restated Terminalling Services Agreement (this “Amendment”) is entered into effective as of April 1, 2019, by and between Martin Operating Partnership L.P., a Delaware limited partnership (“Operator”) and Martin Energy Services LLC, an Alabama limited liability company (“Customer”). Operator and Customer are referred to herein collectively as the “Parties”.

WHEREAS, Operator and Customer are parties to that certain Second Amended and Restated Terminalling Services Agreement dated October 1, 2017 (the “Agreement”) in connection with Customer’s fuel products being throughput at Operator’s terminals; and

WHEREAS, the Parties desire to amend certain terms of the Agreement as set forth below.

NOW, THEREFORE, in consideration of the covenants and agreements herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.    Deletion and Replacement of Definition of Throughput Fee. The definition of “Throughput Fee” in Section 1of the Agreement is hereby deleted and replaced in its entirety as follows:

“Throughput Fee” means [****] per gallon for Product out-loaded from the Terminal within the Minimum Annual Total Throughput.”

2.    Affirmation of Agreement. Except as expressly amended herein, the terms, covenants and conditions of the Agreement shall remain in full force and effect without modification or amendment, and the Parties ratify and reaffirm the same in its entirety.

3.    Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of laws principles. In the event that the terms and conditions of the Agreement conflict or are inconsistent with those of this Amendment, the terms of this Amendment shall govern. The provisions of this Amendment shall be binding upon, and shall inure to the benefit of, the Parties and each of their respective representatives, successors and assigns. This Amendment may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be effective on the day and year first written above.

            MARTIN OPERATING PARTNERSHIP L.P.
        By: Martin Operating GP, LLC, Its General Partner
    By: Martin Midstream Partners, L.P., Its Sole Member
By: Martin Midstream GP, LLC, Its General Partner

By: ______________________________________
Name:     ____________________________________
Title:     ____________________________________

MARTIN ENERGY SERVICES LLC

By: ______________________________________
Name:     ____________________________________
Title:     ____________________________________